CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 24, 2017, relating to the financial statements and financial highlights of Frontier Silk Invest New Horizons Fund, a series of Frontier Funds, Inc., for the period ended June 30, 2017, and to the references to our firm under “Questions and Answers” and the heading “Experts” in the Combined Proxy Statement and Prospectus.

Cohen & Company, Ltd.

Cleveland, Ohio

January 23, 2018